EXHIBIT C TO
ASSET PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT

October 3, 2006

Net Perceptions, Inc.
One Landmark Square
22nd Floor
Stamford, Connecticut 06901
Attn: Nigel P. Ekern

Re:	Purchase of 3,529,412 unregistered shares of the common stock of Net Perceptions, Inc., a Delaware corporation (the “Company”) upon consummation of the Asset Purchase Agreement

Gentlemen:

Subject to the terms and conditions set forth in this Agreement, the undersigned (“Equityholder”) hereby irrevocably agrees to purchase 3,529,412 unregistered shares of common stock, par value $0.0001 per share, of the Company (the “Reinvestment Shares”) for the purchase price of $0.85 per share (the “Reinvestment Share Price”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement among Equityholder, the Company and Purchaser, dated as of September 22, 2006 (the “Asset Purchase Agreement”).

1. Purchase of Reinvestment Shares. Upon consummation of the Closing, the Equityholder agrees and hereby directs and authorizes the Company to set-off and retain, and not to deliver, $3,000,000 of the cash portion of the Purchase Price payable to the Equityholder pursuant to the Asset Purchase Agreement (the “Retained Cash Consideration”) in consideration for the delivery to Equityholder of the Reinvestment Shares pursuant to Section 3 hereof.

2. Restrictions on Reinvestment Shares. The Equityholder acknowledges and agrees that upon issuance, the Reinvestment Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or listed on any stock exchange and, additionally, that the transfer of the Reinvestment Shares will be subject to the terms and conditions of an Equityholder Lock-Up Agreement in the form annexed hereto as Exhibit I (the “Equityholder Lock-Up Agreement”), which is being simultaneously executed and delivered by the Equityholder on the date hereof. The Company acknowledges that the Equityholder is simultaneously herewith being provided with certain future rights with respect to the registration and listing of the Reinvestment Shares pursuant to the terms and conditions of the Equityholder Registration Rights Agreement annexed hereto as Exhibit II (the “Equityholder Registration Rights Agreement”).

3. Stock Certificates; Legends. In consideration of the Retained Cash Consideration, promptly after the Effective Time, the Company will issue to the Equityholder in its name a stock certificate representing the Reinvestment Shares subscribed and paid for by the Equityholder. The stock certificate representing the Reinvestment Shares shall bear a legend indicating that such Reinvestment Shares may not be transferred (A) except in compliance with (i) the terms of this Agreement and the Equityholder Lock-Up Agreement, and (B) unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities are sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws. In addition, the certificate representing Reinvestment Shares shall bear any legend required by the authorities of any state in connection with the issuance of the Reinvestment Shares. The Equityholder acknowledges and agrees that the Company may, and may instruct its transfer agent and registrar to, make a notation in its records with respect to the restrictions on the transferability of the Reinvestment Shares.

4. Representations, Warranties and Acknowledgements of the Equityholder. In order to induce the Company to enter into this Agreement, the Asset Purchase Agreement and each of the Ancillary Documents, the Equityholder represents, warrants and acknowledges as follows:

(a)
Authorization, Enforceability and Non-Contravention. The Equityholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Equityholder and constitutes the valid and binding obligation of the Equityholder and is enforceable in accordance with its terms. The Equityholder is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any Person is required in order to give effect to the transactions contemplated herein.

(b)
Accredited Investor. The Equityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”) and Equityholder has no need for liquidity of an investment in the Reinvestment Shares. The Equityholder understands that the Reinvestment Shares are being offered and sold in reliance on specific exemptions from the registration and qualification requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Equityholder’s compliance with, the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the availability of such exemptions and its eligibility to acquire the Reinvestment Shares.

(c)
Purchase Entirely for Own Account. The Reinvestment Shares to be received by the Equityholder hereunder will be acquired by the Equityholder for its own account, not as nominee or agent, for investment, and not with a view to, or for sale in connection with, the distribution of the Reinvestment Shares, or with any present intention of selling or otherwise disposing of all or any part of the Reinvestment Shares. The Equityholder does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the Reinvestment Shares. The Equityholder understands that the Reinvestment Shares are not being registered under the Securities Act because the issuance and sale of the Reinvestment Shares is intended to be exempt from registration under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation D, as not involving a public offering. The Equityholder acknowledges that the Reinvestment Shares cannot be sold or otherwise transferred except (A) in compliance with the terms of this Agreement and the Equityholder Lock-Up Agreement, and (B) unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities are sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.

(d)
Restricted Securities. The Equityholder understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances and that no federal or state agency has passed upon the Reinvestment Shares or made any findings or determination as to the fairness of an investment in the Reinvestment Shares.

(e)
Investment Experience. By reason of the business and financial experience of the Equityholder and its equityholders and/or of the business and financial experience of the persons that the Equityholder has retained to advise it with respect to its investment in the Reinvestment Shares, the Equityholder has the capacity to protect its interest in investments of the nature of the Reinvestment Shares. The Equityholder has carefully evaluated its financial resources and investment position and the risks associated with this investment in the Reinvestment Shares and is able to bear the economic risks, including a total loss, of its investment in the Reinvestment Shares. The Equityholder understands that the purchase of the Reinvestment Shares involves substantial risk.

(f)
Disclosure of Information. The Equityholder and its equityholders have had the opportunity to ask questions of, and receive answers from, officers of the Company and Seller regarding the terms and conditions of this Agreement and other documents and materials, and the transactions contemplated thereby, as well as the affairs of the Company, the Acquired Business, the Purchased Assets and related matters and has been shown all corporate documents that the Equityholder and its equityholders have specifically requested. The Equityholder and its equityholders has had the opportunity to review the Company’s Annual Report on Form 10-K, including the Company’s risk factors set forth therein, for the fiscal year ended December 31, 2005, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006, and June 30, 2006, and the Company’s Current Report on Form 8-K dated August 9, 2006, each as filed with the Securities and Exchange Commission.

(g)
Knowledge of the Business. The Equityholder acknowledges that as the sole owner of the Acquired Business and the Purchased Assets, it and its equityholders are fully familiar with the business and financial affairs of the Acquired Business and the Purchased Assets including, without limitation, as a result of its review of the Financial Statements and the materials provided or made available, through the answers to the questions that Equityholder and its equityholders have asked.

(h)
Access to Professionals. The Equityholder has had the opportunity to consult with counsel, tax and other professionals of his or her choosing in connection with his or her investment in the Reinvestment Shares and has relied solely upon the advice of his or her advisors with respect to the tax and other legal aspects of this investment in the Reinvestment Shares.

(i)
Limited Representation and Warranties of the Company. The Equityholder has received no representations or warranties from the Company or Seller, or their respective officers, agents, affiliates or representatives other than those contained in this Agreement, the Equityholder Registration Rights Agreement, and the representations and warranties set forth in Section 5 of the Asset Purchase Agreement, and, in making its investment decision, such the Equityholder has relied solely on the information contained herein and investigations made by the Equityholder and its advisors.

(j)
Additional Disclosure. The Equityholder acknowledges that Seller has taken or will take the actions set forth on Schedule 4(j) prior to or on the date hereof and that the Equityholder has had the opportunity to investigate and ask questions about the occurrence of such actions prior to its agreement to make an investment in the Reinvestment Shares and has factored the occurrence of such actions into its decision to make an investment in the Reinvestment Shares.

5.  Representation, Warranties and Acknowledgments of the Company. In order to induce the Equityholder to enter into this Agreement, the Asset Purchase Agreement and each of the Ancillary Documents, the Company represents, warrants and acknowledges as follows:

(a)
Authorization, Enforceability and Non-Contravention. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company and is enforceable in accordance with its terms. The Company is not subject to any restriction or agreement which prohibits or would be violated by the execution and delivery hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any Person is required in order to give effect to the transactions contemplated herein.

(b)
Duly Issued and Compliance with Laws. All the Reinvestment Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in this Agreement and the Asset Purchase Agreement, will be duly authorized, validly issued, fully paid and non-assessable. Subject to the accuracy of the representations and warranties set forth in Section 4 hereof, the Reinvestment Shares will be issued and granted in compliance with all applicable securities laws.

6. Indemnification.

(a)
Indemnification by the Equityholder. The Equityholder indemnifies and holds harmless the Company from, against and in respect of the full amount of any and all Losses incurred or suffered by the Purchaser Indemnified Parties or any of them, in respect of, arising from, in connection with, or incident to (i) any breach of, or inaccuracy in, any representation or warranty made by the Equityholder set forth in this Agreement or (ii) any breach or violation of any covenants, agreements , or obligations of the Equityholder set forth in this Agreement.

(b)
Indemnification by the Company. The Company indemnifies and holds harmless the Equityholder from, against and in respect of the full amount of any and all Losses incurred or suffered by the Seller Indemnified Parties or any of them, in respect of, arising from, in connection with, or incident to (i) any breach of, or inaccuracy in, any representation or warranty made by the Company set forth in this Agreement or (ii) any breach or violation of any covenants, agreement or obligations of the Company set forth in this Agreement.

7.  Miscellaneous.

(a)
Survival. The agreements, covenants, representations, warranties and acknowledgments of the Company and the Equityholder shall survive the delivery of, and payment for, the Reinvestment Shares and the performance by each party of their respective obligations hereunder.

(b)
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented without the written consent of the other party hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed by the waiving party.

(c)
Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, or next day air courier initially to the addresses specified for notice to the parties hereto in the Asset Purchase Agreement; and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c). All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) three business days after being deposited in the mail, postage prepaid, if mailed; and (iii) one business day after being sent by next day air courier.

(d)
Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)
Governing Law, Venue and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CHOICE OF LAW RULES THAT MAY DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH PARTY TO THIS AGREEMENT, BY ITS EXECUTION HEREOF, (I) HEREBY IRREVOCABLY SUBMITS, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (OR IF JURISDICTION THERETO IS NOT PERMITTED BY LAW, THE STATE COURTS OF THE STATE OF DELAWARE LOCATED IN NEW CASTLE COUNTY FOR THE PURPOSE OF ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF, (II) HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, AND AGREES NOT TO ALLOW ANY OF ITS SUBSIDIARIES TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (III) HEREBY AGREES NOT TO COMMENCE OR TO PERMIT ANY OF ITS SUBSIDIARIES TO COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURT WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY DELAWARE LAW, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 7(c) IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE PROVIDED THAT THE PARTY DELIVERING SUCH NOTICE RECEIVES A SIGNED RETURN RECEIPT IN RESPECT THEREOF. EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE PARTIES AGREE AND ACKNOWLEDGE THAT IT HAS BEEN INFORMED THAT THIS SECTION 7(f) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HERETO ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(f) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(g)
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, void or unenforceable.

(h)
Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(i)
Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees and assigns (each of which transferees and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that the Equityholder shall not be able to transfer or assign its rights hereunder without the prior written consent of the Company, which may be withheld for any or no reason.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Equityholder have caused this Agreement to be executed as the date hereof.

CRC ACQUISITION CO. LLC

By:
Name: Title:

NET PERCEPTIONS, INC.

By:
Name: Nigel P. Ekern Title: Chief Administrative Officer

Schedule 4(j)

Additional Disclosure

1. Equity Compensation Agreement

On September 22, 2006, the Company entered into an Equity Compensation Agreement (the “Compensation Agreement”) with Kanders & Company, Inc. (“Kanders & Company”) for prior consulting, investment banking and advisory services to the Company in connection with Company’s asset redeployment strategy. As compensation for such past services, the Company agreed to issue to Kanders & Company 8,274,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”). Kanders & Company will receive no cash payment for its services pursuant to the Compensation Agreement. Pursuant to the terms and conditions of the Compensation Agreement, the Company granted “demand” and “piggyback” registration rights to Kanders & Company with respect to the shares of Common Stock that are issuable under the Compensation Agreement. The Compensation Agreement also contains other provisions that are customary for an agreement of this type.

2. Consulting Agreement

On September 22, 2006, the Company entered into a 5 year consulting agreement (the “Consulting Agreement”) with Kanders & Company, the sole stockholder of which is Warren B. Kanders, who is the Company’s current Executive Chairman of the Board of Directors. Effective with the closing of the Concord Acquisition, Mr. Kanders is expected to resign as Executive Chairman of the Company’s Board of Directors upon being nominated and elected to the position of Non-Executive Chairman of the Board of Directors. The Consulting Agreement provides that Kanders & Company will act as a non-exclusive consultant, providing strategic planning, investment banking services, shareholder relations, capital market advisory services and the identification of suitable business opportunities, including strategic alliances or acquisitions.

The Consulting Agreement provides for Kanders & Company to receive a fee equal to (i) $500,000 in cash per annum during the term of the Consulting Agreement, payable monthly, and (ii) 1% of the amount by which the Company’s revenues as reported in the Company’s Form 10-K, or if no such report is filed by the Company, as reflected in the Company’s audited financial statements for the fiscal year in question, exceeds $60,000,000, which shall be payable in shares of common stock of the Company (the “Stock Fee”). In the event of a “change-in-control” (as defined in the Consulting Agreement), Kanders & Company shall be entitled to a one-time lump sum cash payment equal to three times the average amount Kanders & Company received during the two fiscal years preceding such “change-in-control,” subject to certain limitations as set forth in the Consulting Agreement. Upon the death or permanent disability of Mr. Kanders, the Company shall make a one time lump sum cash payment to Kanders & Company equal to that amount Kanders & Company would be entitled to receive upon a “change-in-control” or upon payment of the amounts upon the occurrence of a “change-in-control”, or upon the death or permanent disability of Mr. Kanders, the Consulting Agreement shall terminate.

3. Employment Agreement

On September 22, 2006, the Company entered into an employment agreement with Albert Weggeman (the “Employment Agreement”), which will become effective on the closing of the Concord Acquisition, providing for his employment as President and Chief Executive Officer of the Company for a term of three years from such losing date, subject to certain termination rights and renewal provisions. The Employment Agreement provides that he will receive an annual base salary of $300,000, subject to annual review by Compensation Committee based on the performance of Mr. Weggeman and the Company. In addition, Mr. Weggeman is entitled to receive annul and other bonuses as may be determine in the sole discretion of the Company’s Compensation Committee. The Employment Agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time. The Employment Agreement also provides for (i) effective on closing, the grant of an option to purchase 2,491,419 shares of the Company’s Common Stock, at an exercise price of $0.64 per share of which one half of the total option award shall vest in three equal installments commencing on the first anniversary of the date of grant; and one half of the total option award shall vest upon satisfaction of the performance targets set forth in the Employment Agreement; and (ii) the grant of $3,000,000 of restricted Common Stock of the Company of which (A) $1,000,000 will vest upon achievement of Annual EBITDA of at least $25,000,000 in a fiscal year of the Company; (B) $1,000,000 will vest upon achievement of Annual EBITDA of at least $50,000,000 in a fiscal year of the Company; and (iii) $1,000,000 will vest upon achievement of Annual EBITDA of at least $75,000,000 in a fiscal year of the Company.

Exhibit I

Equityholder Lock-Up Agreement

Exhibit II

Equityholder Registration Rights Agreement